Exhibit 10.46

                             BUSINESS LOAN AGREEMENT

      THIS BUSINESS LOAN AGREEMENT is made and entered into this 4th day of April, 2002 by and among First American Bank of Des Moines, Iowa, hereinafter referred to as the "Bank," and GreenMan Technologies of Iowa, Inc., an Iowa corporation, hereinafter referred to as the "Borrower," and GreenMan Technologies, Inc., hereinafter referred to as a "Guarantor."

                                   WITNESSETH

      WHEREAS, Borrower desires to borrow monies from Bank in the amounts described below to facilitate the acquisition by Borrower of the assets of the Des Moines, Iowa tire shredding operations of Utah Tire Recyclers, Inc.; and

      WHEREAS, Bank is willing to loan monies to Borrower subject to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

I.    Definitions.

      For purposes of this Agreement, the following terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms, as the context may require):

      "Affiliate" shall mean (a) Guarantor and (b) each Person or group of Persons which directly or indirectly controls or is controlled by, or is under common control with Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this Business Loan Agreement, as amended or modified from time to time, together with all exhibits or schedules now or hereafter attached hereto.

      "Assets" shall mean all tangible and intangible property of the Borrower required by GAAP to be listed as an asset on the Borrower's balance sheet.

      "Borrowing Base Formula" shall mean seventy-five percent (75%) of the eligible accounts receivable balance. Eligible account receivables shall exclude any receivable not paid within ninety (90) days of invoice and any Affiliate or employee account receivables.

      "Borrowing Base Certificate" shall mean the monthly report due under
Section VI C (iv) illustrating the Borrower's Borrowing Base Formula.

      "Business Day" means any day other than a Saturday, Sunday or any day on which Bank is required by law to close, or elects to close.

      "Collateral" shall mean without limitation all properties, whether real or personal, granted by Borrower to Bank as security for Indebtedness, now or in the future, as more particularly described in any security agreement, mortgage, pledge or other document intended to grant a lien or security interest in Borrower's properties to Bank to secure repayment of any Indebtedness owing to Bank.

      "Debt Service Ratio," as of any date of determination, shall be determined in accordance with GAAP and shall mean that ratio calculated by dividing the sum of Borrower's net income plus interest expense, depreciation/amortization expense and approved dividends or distributions to shareholders by the sum of Borrower's interest expense plus the current maturities of Borrower's long term debt.

      "Default" or "Event of Default" shall have the meaning delineated in
Section VIII of this Agreement.

      "$1,185,000 Term Loan" shall have the meaning set forth in Section II B of this Agreement.

      "$1,185,000 Term Note" shall have the meaning as set forth in Section II B of this Agreement.

      "Fiscal Year" shall mean the period beginning October 1 and ending September 30 of each year.

      "GAAP" shall mean those Generally Accepted Accounting Principles and Practices that are recognized as such by the American Institute of Certified Public Accountants and by the Financial Accounting Standards Board.

      "Guarantor" shall have the meaning given to it in the preamble to this Agreement.


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

      "Guaranty" shall mean the Guaranty of each Guarantor for the Indebtedness owing by the Borrower in substantially the forms attached hereto as Exhibit A, including any amendments thereto, replacements thereof or substitutions therefore.

      [The reason I had suggested deleting the preceding term is that it doesn't appear to be used again.]

      "Indebtedness" shall mean and include without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Bank, as well as all claims by Bank against Borrower; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

      "Liabilities" shall mean all obligations of the Borrower that are required by GAAP to be listed as a liability on Borrower's balance sheet.

      "Line of Credit Note" shall have the meaning given to it in Section II A of this Agreement.

      "Loan" or "Loans" means and includes any and all commercial loans, advances and financial accommodations from Bank to Borrower, whether now or hereafter existing, and however evidenced, including without limitation the Maximum Revolving Credit, the $1,185,000 Term Loan and those financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

      "Maximum Credit" shall mean the sum of the Maximum Revolving Credit.

      "Maximum Revolving Credit" shall have the meaning given to it in Section II A of this Agreement.

      "Minimum Advance Amount" shall have the meaning given to it in Section II A of this Agreement.

      "Net Fixed Assets" shall refer to the building, land, equipment, furniture, fixtures and vehicles of the Borrower required by GAAP to be listed as Property and Equipment on the Borrower's balance sheet less accumulated depreciation.

      "Note" or "Notes" shall refer to the promissory note or notes executed by Borrower in favor of Bank evidencing a Loan, including but not limited to the Line of Credit Note and the $1,185,000 Term Note and any and all extensions, modifications, substitutions or renewals of any thereof.


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

      "Permitted Liens" shall mean (i) deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security obligations in the ordinary course of business of the Borrower, (ii) liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefore shall not at the time be required to be made in accordance with the other provisions of this Agreement, (iii) liens of carriers, warehousemen, mechanic's and materialmen and other like liens arising in the ordinary course of business, for sums not due or to the extent that payment therefore shall not at the time be required to be made in accordance with the other provisions of this Agreement, (iv) liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds, (v) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution, (vi) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair the use thereof in the Borrower's business, (vii) the interest of any Lessor under any capitalized lease entered into after the date on which the loans are made or purchase money liens on property acquired after such date;
(viii) accounts payable to suppliers incurred in the normal course of business; and (ix) the lien created through the subordinated debt agreement between Borrower and Utah Tire Recyclers, Inc.

      "Person" shall mean any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Security Documents" shall mean all and each Security Agreement, Mortgage, Guaranty, Pledge or other loan document providing Collateral to Bank as security for the Indebtedness or which in any manner obligates any Person for the Indebtedness of Borrower to Bank.

      Other Definitional Terms. The words "hereof," "thereof," "herein," 'therein," "hereunder," "thereunder," "hereto," "thereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."

      Other Defined Terms. Other terms defined in different sections of this Agreement shall have the meanings given to them therein.


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

II.   Loans.

      A.    Revolving Line of Credit.

            (i) Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower from time to time during the term of this Agreement, for working capital to fund account receivables, purchase inventory and pay operating expenses, amounts at any one time outstanding not to exceed Three Hundred Thousand Dollars ($300,000) ("Maximum Revolving Credit"). Borrower may borrow, repay and re-borrow hereunder during the term of this Agreement so long as all provisions of this Agreement are met to Bank's satisfaction and the total unpaid principal balance which may be outstanding at any one time does not exceed the Maximum Revolving Credit. The Borrower agrees to immediately repay any borrowings in excess of the Maximum Revolving Credit. Borrower shall execute a promissory note ("Line of Credit Note"), dated as of the date of this Agreement in the amount specified above. Interest and principal payments shall be payable on the dates and in the manner set forth in the Line of Credit Note. Absent error, Bank's determination as to the outstanding principal balance owed by Borrower hereunder shall be conclusive on all parties whomsoever and Bank's documentation to support said outstanding principal balance will be sufficient to establish and sustain Borrower's obligation hereunder.

            (ii) Conditions to Advances Under Line of Credit. Each request by Borrower for an advance of funds shall be made by a duly authorized representative of Borrower not later than 2:00 o'clock P.M. on the day such advance is requested. Upon receipt by Bank of each request for advance, and by 4:00 o'clock p.m. on the day such request is made, Bank shall lend to Borrower the amount requested provided, however, that Bank shall not be obligated to make any advance (i) during the existence of any Event of Default; or (ii) if Bank has given notice to Borrower of Borrower's violation of any terms or conditions of this Agreement, the Notes, or any Security Document which violation remains unremedied by Borrower or a Guarantor(s), as applicable; or (iii) if Borrower has failed to observe any of the Affirmative Covenants or Negative Covenants required by this Agreement; or (iv) if Bank has given notice to any Guarantor of such Guarantor's violation of any term or condition of the Guaranty, which violation remains unremedied by Guarantor after the expiration of any applicable cure period; or (v) if the amount of the


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

                  advance requested together with the unpaid principal balance of the Line of Credit Note exceeds the Maximum Credit, or (vi) Borrower becomes insolvent, or voluntarily or involuntarily becomes a debtor in bankruptcy; or (vii) there occurs a material adverse change in Borrower's financial condition, in the financial condition of Guarantor(s), or in the value (as a whole) of the Collateral securing any Loan; or (viii) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke its respective Guaranty. All advances made under terms of the Notes shall be in the minimum amount of One Thousand Dollars ($1,000.00) (the "Minimum Advance Amount").

            (iii) Overdrafts. Any checks or other charges presented against the regular checking account of the Borrower in excess of the balance of said regular checking account shall be treated by the Bank as a request for an advance under the Line of Credit Note, and payment by the Bank of any check shall at its option constitute a Loan to the Borrower pursuant to this Agreement of the amounts so paid. However, the amounts debited to the loan balance and credited to the checking account shall at no time exceed the unused portion of the Maximum Revolving Credit available under this Agreement.

            (iv) Collateral Protection. In the event Borrower shall fail to provide adequate insurance, pay taxes, or pay any other charges which may affect the Collateral, Bank may, at its option, without notice, but without any obligation or liability to do so, procure insurance, pay taxes or pay any other charges and add said sum to the balance of the Notes.

            (v) Excess of Maximum Credit. Although it is contemplated that at no time during the term of this Agreement shall the outstanding principal amount of the Line of Credit Note exceed the Maximum Revolving Credit, it is understood and agreed that the Maximum Revolving Credit may be exceeded at any time, in Bank's sole discretion, and the Borrower shall nevertheless remain liable for the repayment in full of all sums advanced by or to the Borrower by Bank, together with interest, late charges, attorneys' fees and costs, if any, as more fully set forth herein.

      B. $1,185,000 Term Loan. Subject to the terms and conditions of this Agreement, Bank agrees to lend to the Borrower a term loan in the amount of One Million One Hundred Eighty-five Thousand Dollars ($1,185,000), (the "$1,185,000 Term Loan"), under which Borrower may borrow a term


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

            loan from Bank to be made in a single drawing on the date hereof, at which time the commitment of Bank to make the $1,185,000 Term Loan shall expire. The Borrower shall execute a promissory note (the "$1,185,000 Term Note"), dated as of the date of this Agreement in the principal amount of $1,185,000. Interest and principal payments shall be payable on the dates and in the manner set forth in the $1,185,000 Term Note. Absent error, Bank's determination as to the outstanding principal balance owed by Borrower thereunder shall be conclusive on all parties, whomsoever and Bank's documentation to support said outstanding principal balance will be sufficient to establish and sustain Borrower's obligations hereunder. Borrower acknowledges that the proceeds of the $1,185,000 Term Loan shall be applied to finance the acquisition of fixed assets of Utah Tire Recyclers, Inc. consisting of such Person's recycling operations located in Des Moines, Iowa.

      C. Closing Fees. Concurrently with the execution and delivery of this Agreement, and as a condition to the making of the Loans hereunder by Bank, Borrower shall pay to Bank, in cash or other immediately available funds, non-refundable commitment fees in the amount of $10,000 with respect to the $1,185,000 Term Loan, and in the amount of $1,500 with respect to the $300,000 Maximum Revolving Credit.

III.  Security.

      A. Bank Deposits. Bank shall at all times have a first security interest in and right of setoff against any and all deposit balances of Borrower whether now existing or hereafter established, and may at any time, without notice, apply the same against payment of the respective obligations of Borrower or Guarantor to Bank with respect to the Loans, whether or not due, regardless of the existence or amount of any other security held by the Bank.

B.    Collateral.

            (i) As security for all Loans and advances made pursuant to this Agreement, and any renewals, modifications, substitutions or extensions thereof, and any other loans or advances made by the Bank to Borrower, Borrower grants to Bank a security interest in the Collateral and in all assets evidenced by any and all existing and future security agreements and mortgages, between Borrower and Bank. Borrower shall execute and deliver to Bank a Security Agreement in substantially the form attached hereto as Exhibit B and dated as of the date of this Agreement together with such financing


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

                  statements as shall be necessary in Bank's discretion to perfect the security interest granted to Bank by Borrower.

IV.   Guaranty.

      A. Guarantor. The Loans, and any renewals, modifications, substitutions or extensions thereof, and any other Indebtedness or advances made by Bank to Borrower pursuant to this Agreement shall be guaranteed by Guarantor pursuant to the Guaranty and secured as required therein.

V.    Representations and Warranties.

      To induce Bank to make loans and advances hereunder, Borrower represents and warrants, and Guarantor represents and warrants to the extent expressly stated below, to Bank from the date of this Agreement and thereafter until all Indebtedness of the Borrower to Bank is paid in full that:

      A. Corporate Authority. (1) Borrower is duly organized and validly existing under the laws of the state of its organization, has full power, right, and authority to make and execute this Agreement, and to borrow the money provided for in this Agreement; (2) the execution of this Agreement, the Notes and the Security Documents will not conflict with any applicable provision of law or the Borrower's Articles of Incorporation or Bylaws, and will not result in a breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it or any of its property may be bound or affected; (3) the individuals who, on behalf of the Borrower, execute and deliver this Agreement, the Notes and Security Documents are authorized to do so and have provided to the Bank the appropriate resolution evidencing same; and
            (4) Borrower will provide such evidence of the foregoing as the Bank may require.

      B. Articles, Bylaws and Shareholder. The Borrower has provided to Bank a true and accurate copy of the Articles of Organization and Bylaws of Borrower, together with all amendments thereto. Attached hereto as Exhibit C is a true and correct list of all of the officers, directors and shareholders of the Borrower, together with the percentage of ownership of each shareholder.

      C. No Litigation. No litigation or governmental proceedings are pending or threatened against the Borrower or Guarantor nor does Borrower or Guarantor have any material liabilities, actual or contingent, not disclosed on either the Securities and Exchange Form 10-K for the period ended September 30, 2001 or the Securities and Exchange Form 10-Q for the


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

            period ended December 31, 2001, of which both documents have been provided to the Bank.

      D. First Lien For Bank. The lien of the Bank on the Collateral is, and will continue to be a first lien on the Collateral subject only to Permitted Liens.

      E. No Other Liens. Except for the Permitted Liens, none of Borrower's Assets are subject to any mortgage, pledge, encumbrance, or other lien, except as otherwise disclosed to the Bank in writing.

      F. Tax Returns. Borrower and Guarantor have filed all federal and state income tax returns required to be filed and have paid all taxes and assessments reflected thereon, other than those being contested in good faith and where adequate reserves have been established therefor.

      G. Acknowledgment of Bank's Reliance. Borrower and Guarantor understand that the Bank is relying upon the accuracy and completeness of certain financial information and financial statements, (including pro forma financial statements reflecting the acquisition by Borrower of certain assets from Utah Tire Recyclers, Inc.) provided by the Borrower and Guarantor to the Bank in making advances under this Agreement. Borrower and Guarantor warrant that such financial statements and financial information fairly present the financial condition of the Borrower and Guarantor at such dates; and, where applicable, the results of its operations and changes in financial position for the respective periods then ended, and that no material adverse change in the financial condition of the Borrower or Guarantor has occurred since the date of the most recent financial statement which would result in the Borrower or Guarantor being unable to meet their respective obligations as they mature.

      [The reason I had suggested deleting the clause in the preceding paragraph is that is is not customary to provide a "10b-5" representation with respect to financial statements on a stand-alone basis. If one could do this, then the entire prospectus, other than the financial statements, would be unnecessary to fully inform potential buyers of securities. The clause that precedes the one I suggested deleting, that the financial statements fairly present the financial condition of the Borrower and the Guarantor, are customary and should be sufficient.

      H. Ownership of Collateral. Borrower warrants that it owns the entire legal and beneficial ownership interest, free and clear of all encumbrances, liens, agreements and security interests, of all Assets (unless otherwise disclosed in writing to Bank) set forth in its financial statements and all Collateral for the Loans, free and clear of all encumbrances, liens, agreements and


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

            security interests, subject, however, to easements, restrictions, zoning ordinances, the security interests and liens granted to Bank hereunder and the Permitted Liens.

      I. No Violation of Occupational Safety and Environmental Protection. Borrower is not in violation in any material manner of any applicable federal, state, county or city statutes, orders, rules or regulations pertaining to occupational safety or environmental protection, nor does it presently anticipate that future expenditures needed to meet the provisions of existing applicable federal, state, county or city statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner its financial condition.

      J. Addresses of Borrower and Guarantor. The addresses appearing on the signatory page of this Agreement represent the principal business office of the Borrower and the addresses of Guarantor.

      K. Fiscal Year End. Borrower's Fiscal Year ends on September 30 of each calendar year.

      L. No Damage To Collateral. The Collateral is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any material respect.

      M. Collateral Not in Flood Zone. The Collateral is not and will not be located in any federal or state designated flood zone.

      N. Bank's Cost. Borrower shall pay all reasonable costs incurred by Bank for the preparation, review and approval of loan documents, lien searches, filing fees and attorney fees.

VI.   Affirmative Covenants.

      From the date of this Agreement and thereafter until all Indebtedness of the Borrower to the Bank is paid in full, Borrower agrees it will and Guarantor shall cause Borrower to:

      A. Preservation of Borrower's Existence. Do all things necessary to preserve and keep in full force and effect Borrower's existence, rights and franchises necessary to the operation of its business and comply with all laws applicable to Borrower.

      B. GAAP Accounting. Maintain a modern system of accounting in accordance with GAAP.


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

      C. Financial Reports. Furnish to Bank (i) within ninety (90) days after each Fiscal Year End of the Borrower, a copy of the audited financial statements of Borrower signed by an independent certified public accountant acceptable to the Bank who reviewed such financial statements and prepared in accordance with GAAP, (ii) within twenty-five (25) days after the end of each calendar month, a copy of Borrower's unaudited and internal financial statements, similarly prepared, consisting of at least a balance sheet as of the close of such period, a profit and loss statement and a reconciliation of net worth or capital accounts, all for the period from the beginning of the fiscal year to the close of such reporting period; (iii) within twenty-five (25) days of the end of each calendar month, an accounts receivable and accounts payable aging report together with such other information as Bank may reasonably request from time to time; and (iv) within twenty-five (25) days after the end of each calendar month, a Borrowing Base Certificate.

      D. Financial Information of Guarantor. Furnish to Bank (i) the Guarantor's Securities and Exchange Commission Form 10-K within ninety (90) days after the end of each Fiscal Year of the Guarantor, and (ii) within forty-five (45) days after the end of each Fiscal Quarter of Guarantor its Securities and Exchange Commission Form 10-Q.

      E. Access to Books. At all times, keep proper books of account in a manner satisfactory to Bank, and permit the Bank and its agents access to the books, records, premises, and operations of the Borrower at all reasonable times.

      F. Timely Payment of Liabilities. Pay when due all taxes, assessments, trade payables and other liabilities except for those disputed by Borrower.

      G. Notification of Legal Proceedings. Notify the Bank promptly of any litigation or legal proceedings involving the Borrower or Guarantor.

      H. Insurance. Maintain insurance on all Collateral in amounts and with companies satisfactory to Bank; and provide appropriate loss payee/ mortgagee endorsements in favor of Bank and furnish evidence of said insurance and endorsement to Bank.

      I. Maintenance and Preservation of Property. At all times maintain, preserve and protect all of Borrower's franchises, trade names, and property used or useful, in the conduct of its business, and keep the same in good repair, working order and condition.

      J. ERISA Compliance. Meet its minimum funding requirements under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, with respect to any employee benefit plan or other class of benefit (Plan), which the Pension Benefit Guaranty Corporation, established under ERISA (PBGC) has elected to insure, in either case, whether now in existence or hereafter instituted by the Borrower.

      K. Notice of ERISA Reportable Event. Furnish to the Bank as soon as possible, and in any event, within thirty (30) days after the Borrower knows, or has reason to know, that any Reportable Event (as defined in ERlSA) with respect to any plan has occurred, the statement of the President or other authorized officer or manager of the Borrower, setting forth details as to such Reportable Event, and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to PBGC.

      L. Hazardous Waste. Waiver of Claims and Indemnification. Borrower represents and warrants that in connection with any Collateral given to Bank, such Collateral never will be, so long as any Indebtedness remains unpaid, used for the generation, manufacture, storage treatment, disposal, release or threatened release of any hazardous waste or substances, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), and Amendments and Reauthorization Act ("SARA"), applicable state or federal laws, or regulations adopted pursuant to any of the foregoing. Borrower hereby (i) releases and waives any future claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws; (ii) agrees that Bank may recover against Borrower to the full extent of any damages, claims or other liabilities suffered by Bank as a result of the violation of any such environmental laws, whether or not such violation occurred while the Collateral was owned by a predecessor in interest to Borrower or Borrower; and (iii) agrees to indemnify and hold Bank harmless against any and all claims and losses resulting from a breach of this provision of this Agreement, including reasonable attorney's fees and expenses; provided, however, that none of the foregoing shall obligate Borrower to indemnify Bank for any portion of such claims, damages, liabilities, expenses, costs, indemnity or contribution resulting from Bank's gross negligence, willful misconduct or violation of any such environmental laws occurring in any period when Bank or any successor-in-interest to Bank had possession or control of the property with respect to which such violation has occurred.

      M. Collateral Funds. Borrower shall at all times maintain either (i) availability of advances under the Maximum Revolving Credit or (ii) collected funds in its accounts at the Bank sufficient to pay all items presented for payment from such accounts and sufficient to pay service charges imposed by the Bank. Borrower agrees to pay to the Bank interest on any overdraft or deficit balance in any such account at the rate set forth in the Line of Credit Note.

      N. Submission of Environmental Reports. Promptly upon receipt thereof, Borrower shall submit to Bank copies of any reports of inspections or examinations conducted by the Iowa Department of Natural Resources or the Federal Environmental Protection Agency, or any similar agency, with respect to Borrower's properties.

      O. Notice of Adverse Change. Notify the Bank immediately concerning any material adverse change in the financial condition of the Borrower or any Guarantor.

      P. Primary Deposit Accounts at Bank. Maintain Borrower's deposit accounts with Bank.

      Q. Notice of Corporate Change. Borrower shall provide written notice to Bank not less that ten (10) days prior to any amendment to its Articles of Incorporation, Bylaws, addition of new shareholders or any change in theshareholders, including any change in the ownership percentage of each of the shareholders. Borrower shall provide written notice to Bank promptly after any change in its officers or directors.

      R.    Other Covenants. During the term of this Agreement, Borrower shall:

            (i)   Maintain a Debt Service Ratio of not less than 1.25 to 1.00.

            (ii) Maintain a reserve account with a minimum of twelve (12) months debt payments ($250,000).

VII.  Negative Covenants.

      From the date of this Agreement and thereafter until all Indebtedness of the Borrower to the Bank is paid in full, Borrower will not, and Guarantor will not allow Borrower to, without the prior written consent of the Bank:

      A. Incur Debt. Incur, permit to remain outstanding, assume or in any way become committed for indebtedness except (i) those debts incurred in connection with this Agreement; and (ii) those debts incurred in the ordinary course of business consistent with past practices which may include borrowings only from Affiliates or Guarantor.

      B. Grant Liens. Pledge, mortgage, lease or otherwise encumber, or permit any lien to exist on any asset or property of any kind, except as may exist at and be reflected on the financial statements provided at the time of this Agreement, other than (i) liens, security interests and encumbrances granted to the Bank under the Security Documents to secure the loans and (ii) Permitted Liens.

      C. Sell Assets Out of Ordinary Course. Sell, lease or otherwise dispose of any part of Borrower's real or personal property other than in the ordinary course of business.

      D. Make Loans or Guarantee Debt. Make any loans or advances to, or become guarantor of or surety for, any other Person.

      E. Capital Expenditures. Make any capital expenditures (which for purposes hereof shall also include capital leases) for fixtures, vehicles, equipment, real estate, real estate improvements, or other fixed assets which in the aggregate exceed One Hundred Fifty Thousand Dollars ($150,000) in any Fiscal Year.

      F. Dividends/Distributions/Fees. Borrower shall not, without prior written consent of Bank, declare or pay any dividends, distributions, bonuses, compensation or fees to Guarantor or any of its or Borrower's officers, directors or shareholders until September 30, 2002. After September 30, 2002, and the reserve account referenced in Section VI R (ii) has been established, the Borrower may declare and pay in the aggregate no more than $20,000 of dividends, distributions, bonuses, compensation and fees per month. The amount of the dividends, distributions, bonuses, compensation and fees may be increased upon mutual agreement between the Borrower and Bank.

      G. No Merger or Acquisition. Be a party to any merger or consolidation; sell, transfer, convey or lease all or any substantial part of its property; sell or assign, with or without recourse, any accounts receivable; purchase or otherwise acquire all or substantially all of the assets or any equity interests of any Person.

VIII. Events of Default.

      If any of the following events occur, the Bank may, at its option, without notice or demand, declare the entire Indebtedness of Borrower to Bank immediately due and payable:

      A. Late Payment. Any payment of principal or interest due under the terms of any Note is not made within five (5) days of the due date.

      B. Misrepresentation. Any representation or warranty made by Borrower or any Guarantor in this Agreement or in any Security Document shall prove to be incorrect or untrue, or any schedule, statement, report or writing furnished by the Borrower or any Guarantor to the Bank is untrue in any material aspect as of the time it was made.

      C. Breach of Covenants. Borrower or any Guarantor fails to perform or observe any term, covenant or condition of this Agreement or any of the Security Documents binding upon it or them and such failure is not remedied or corrected within thirty (30) days after written notice thereof shall have been sent to Borrower or such Guarantor, as the case may be, by Bank.

      D. Breach Under Other Loan Documents. Any breach of any provisions contained in any Note, Security Document or any other loan document (other than a breach described in paragraphs A, B and C above) and such breach is not remedied within thirty (30) days after written notice thereof shall have been sent to Borrower by Bank.

      E. Death, Bankruptcy, Etc. If a Guarantor dies or becomes legally incompetent, or Borrower becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or a petition in bankruptcy is filed by, on behalf of or against either Borrower or Guarantor(s), either voluntarily or involuntarily, and the same is not dismissed within ninety (90) days thereafter.

      F. Adverse Litigation. Notice is given to the Borrower by the Bank, that, in the opinion of the Bank, any litigation, lien or governmental proceeding which has been instituted or filed against the Borrower will, to a material extent, adversely affect the financial condition or continued operation of the Borrower, and such litigation, lien or proceeding is not dismissed within sixty (60) days after such notice.

      G. Adverse Impairment in Collateral. Bank's interest in any Collateral is materially, adversely impaired in any manner, as solely determined by Bank.

      H. Adverse Change in Financial Condition. Any adverse material change in Borrower or any Guarantor's financial condition shall have occurred, as solely determined by Bank and the same is not remedied or corrected within thirty (30) days after written notice is given to Borrower or any Guarantor, as the case may be, to the satisfaction of Bank.

      I. Default Under Guaranty. Any Guarantor shall default in the performance of any covenant or agreement set forth in such Guarantor's Guaranty.

      J. Revocation of Guaranty. Any Guarantor revokes such Guarantor's Guaranty, or contests the validity or enforceability of such Guaranty.

      K. Bank Deems Itself Insecure. If Bank at any time believes in good faith that the prospect of receiving payment or performance from Borrower or any Guarantor is impaired in a material respect.

      L. Coast Business Credit. Any and all defaults by Borrower under any credit or financing agreement now or hereafter existing between Coast Business Credit and Borrower or any of its Affiliates.

IX.   Remedies.

      Upon the occurrence of a Default (it being understood that a Default under any Note or Security Document shall constitute a Default under all Notes or Security Documents and this Agreement), the Bank may, after expiration of any grace period referenced above, declare the unpaid principal balance and interest on the Notes immediately due and payable, together with any other Indebtedness owed by Borrower to Bank, and all such principal, interest and other Indebtedness shall thereupon be immediately due and payable in full. The Bank shall thereupon have all remedies set forth herein and in any Note, Security Document or any other loan document and all remedies otherwise available to a secured creditor under the Uniform Commercial Code of Iowa or under any other Iowa law.

X.    Conditions to Bank's Obligations.

      Bank's obligations to perform hereunder shall be subject to satisfaction of the following conditions on or before closing:

      A. No Breach of Covenants. Borrower and Guarantor shall have performed all agreements required to be performed, and shall not be in breach of any covenant, agreement, representation or warranty made herein or in any other loan document applicable to Borrower or Guarantor.

      B. No Default. No Event of Default and no event or condition which, with notice or the lapse of time, or both, would constitute an Event of Default, shall exist.

      C. No Material Change in Financial Condition. Neither the Borrower nor the Guarantor shall have incurred any material Liabilities, direct or contingent, other than in the ordinary course of business, since the date of the last financial statement given to Bank by Borrower or a Guarantor.

      D. Insurance. Borrower shall have obtained hazard and/or fire and extended coverage insurance on the Collateral, issued by a company or companies approved by Bank and in amounts acceptable to Bank which policy or policies shall name Bank as loss payee under a standard loss payee clause, and Bank shall also have been provided with such additional policies of insurance as Bank may reasonably require insuring against such risks and in such amounts as are customarily carried by like businesses operating in the same vicinity. If, during the term of this Agreement, any of the Collateral is destroyed by fire or any other casualty, Bank, in its sole discretion shall determine if the damaged collateral shall be repaired, replaced or restored with the insurance proceeds (in which event Bank's lien shall remain affixed to such Collateral), or if the insurance proceeds shall be applied against the Notes to the extent of the unpaid balance.

      E. Authorized Action. Borrower shall have delivered to Bank a copy, duly certified as of the date of this Agreement, by an authorized representative of the Borrower, of the resolutions of the Borrower's management authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Notes, the Security Documents and all other loan documents.

      F. Legal Opinion. Borrower shall have delivered an opinion of its legal counsel in form and substance satisfactory to Bank dated the date of this Agreement to the effect that (i) the Borrower is a corporation, duly organized, and validly existing under the laws of the State of Iowa; (ii) Borrower has full corporate power to execute, deliver and perform its obligations under this Agreement, the Notes, the Security Documents and any other loan documents; (iii) the Borrower's actions have been duly authorized by all necessary corporate action, and are not in violation of any applicable provision of law known to such counsel or of the Articles of Incorporation or Bylaws of the Borrower, nor in violation of any agreement binding upon the Borrower or any Guarantor of which such counsel has knowledge; and (iv) the security agreement as entered into between Borrower and Bank has created a valid security interest in favor of Bank in the items of the Collateral consisting of personal property to the extent a security interest in such items can be created under the Iowa Uniform Commercial Code and the security interest in the Collateral as granted by Borrower to Bank will, upon the filing of a proper financing statement naming Borrower as debtor and Bank as secured party and containing a reasonable description of such items, and payment of any applicable filing fees, be a first priority perfected security interest.

      G. Reimbursement of Bank's Expenses. The payment by Borrower of all out-of-pocket expenses incurred by Bank in making and administering this Loan, including, without limitation, all costs of appraisals, environmental studies or reports, abstracting, title opinions, attorneys' fees and expenses, surveys, filings and recordings.

      H.    Closing Fees. The payment by Borrower of the fees described in
            Section II C above.

      I. Subordinated Debt. Borrower shall have executed a promissory note with Utah Tire Recyclers, Inc. pursuant to which Utah Tire Recyclers, Inc. lends to Borrower a minimum principal amount of Four Hundred Thousand Dollars ($400,000) with monthly principal and interest payments based on a four-year amortization schedule, which shall repay the loan in full. Such promissory note shall be subordinated to the Loans.

      J. No Litigation. For the period beginning January 1, 2002 through Closing no litigation or governmental proceedings are pending or threatened against the Borrower or Guarantor nor does Borrower or Guarantor have any material liabilities, actual or contingent not otherwise disclosed to Bank pursuant to Section V.C.

      K. Landlord Waiver. Borrower shall deliver to Bank a landlord's lien waiver for the premises located at 1914 E. Euclid Avenue in Des Moines.

      L. Guaranty. The Guarantor shall have executed a Guaranty in favor of Bank for the total amount of Indebtedness.

      M. Licenses and Permits. Borrower has obtained all licenses and permits required for the operation of the tire recycling business.

XI.   Miscellaneous.

      A. Waiver Not Binding. Any waiver of any default by Bank is not a waiver of any subsequent default. Further, no delay on the part of the Bank in the exercise of any power or right shall constitute a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof.

      B. Notice. Any notice hereunder to the Borrower or any Guarantor and Bank shall be in writing, and, if mailed, shall be deemed to be given when sent by ordinary mail, postage prepaid, and addressed to the Borrower, Guarantor and Bank as appearing on the signature page of this Agreement, or at such other address as the Borrower, Guarantor, or Bank may, by written notice directed to the other parties, designate as the Borrower's, Guarantor's, or Bank's address for purposes of notice hereunder.

      C. Governing Law and Enforcement. This Agreement, and the Notes, Security Documents and Guaranty shall be governed in all respects by the laws of the State of Iowa. Borrower and Guarantor consent to jurisdiction in Iowa and construction of the Agreement under the laws of the State of Iowa, and waive any right to commence any action against the Bank except in Iowa.

      D. Waiver of Jury Trial. Bank, Borrower and Guarantor hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based on, or arising out of, under or in conjunction with this Agreement, the Notes, the Security Documents and any other agreement contemplated to be executed in conjunction herewith or therewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for Bank making the Loans evidenced by the Notes.

      E. Term of Agreement. The term of this Agreement shall coincide with the term of any Notes executed by Borrower in favor of the Bank, as modified, extended, substituted, renewed and until all Indebtedness is paid in full and any commitment to extend credit has terminated.

      F. Assignment. This Agreement shall not be assigned by Borrower without the written consent of the Bank.

      G. Participation. The Bank may not enter into participation agreements with other financial institutions with regard to any indebtedness of Borrower without prior written consent of Borrower.

      H. Successors and Assigns. This Agreement shall be binding upon Borrower and Guarantor's heirs, successors and assigns.

      I. Additional Documents. Borrower and Guarantor agree to execute and cause to be executed such additional documents as the Bank may require in order to effectuate the terms of this Agreement.

      J. Invalidity of Documents. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the validity or enforceability of any other provision.

      K. Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of Borrower and Guarantor herein shall survive the execution and delivery of this Agreement and shall be deemed continuing until the Indebtedness is paid in full to the Bank and any commitment to extend credit has terminated.

      L. Collection Costs. If Bank hires an attorney to assist in collecting any amount due or to enforce any right or remedy under this Agreement, the Note, the Security Documents, the guaranty, or any other loan document, Borrower and/or Guarantor agree to pay the attorney fees and expenses incurred by Bank.

      M. Complementary Documents. This Agreement, the Notes, the Security Documents and all other documents executed in connection with this Agreement are intended to be complementary and supplementary one to the other. In the event of any conflict between the terms of one or more of such documents with one or more of the other documents, such term shall, to the fullest extent reasonably possible, be construed to be complementary one with the other. However, if such terms cannot be construed as complementary, then the terms of this Agreement shall govern.

      N. Limitation and Indemnification of Liability. Bank shall not be liable or responsible to Borrower or Guarantor in connection with its conduct or performance under this Agreement, the Notes, Guaranty or any other Loan Documents, except for acts of gross negligence or willful misconduct, and Borrower and Guarantor shall indemnify Bank and hold Bank harmless against all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including tort, penalties and interest, whether made by Borrower, Guarantor, or any third party, in connection with any act of Bank, directly or indirectly, in connection with this Agreement, Notes, Security Documents, Guaranty or any other loan documents, except for acts of gross negligence, willful misconduct of Bank or breach by Bank of the terms of this Agreement, the Notes, the Security Documents or any other agreement executed by Bank in furtherance of this Agreement. This provision and condition shall survive the payment of all Indebtedness to Bank by Borrower and Guarantor.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

      Borrower and Guarantor warrant that they have received a copy of this Agreement and further state that Borrower and Guarantor understand fully the terms and conditions described herein.

      BANK                                     BORROWER

      First American Bank                      GREENMAN TECHNOLOGIES
      12333 University Avenue                     OF IOWA, INC.
      P. O. Box 71156
      Des Moines, Iowa 50325-0156


      By:                                      By:
          -------------------------------          -----------------------------
          Scott Geadelmann, Vice President     Title:
                                                        ------------------------


      By:
          -------------------------------

      GUARANTOR

      GREENMAN TECHNOLOGIES, INC.


      -----------------------------

      (Need addresses of Borrower and Guarantor)

                                    EXHIBIT A
                                       TO
                             BUSINESS LOAN AGREEMENT

                                Form of Guaranty

                                    EXHIBIT B
                                       TO
                             BUSINESS LOAN AGREEMENT


                      Form of Commercial Security Agreement
                                   of Borrower

                                    EXHIBIT C
                                       TO
                             BUSINESS LOAN AGREEMENT

                  Officers, Directors and Ownership of Borrower

      Shareholders:
      -------------

            GreenMan Technologies, Inc. 100%

      Directors:
      ---------

            Charles E. Coppa

            Robert H. Davis

            Mark T. Maust

      Officers:
      --------

            President                     Mark T. Maust

            Vice President                Robert H. Davis

            Treasurer                     Charles E. Coppa

            Secretary                     Charles E. Coppa

            Assistant Treasurer           Bradley W. Hughes

            Assistant Secretary           Rahni Bahr

            Assistant Secretary           Carl F. Barnes